                                                       EXHIBIT 99.2

                           NE RESTAURANT COMPANY, INC.

                                 EXCHANGE OFFER
                                TO HOLDERS OF ITS
                          10 3/4% SENIOR NOTES DUE 2008

                          NOTICE OF GUARANTEED DELIVERY


          This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Exchange Offer of NE Restaurant Company, Inc. (the "Company") made pursuant to the prospectus dated _____, 1998 (the "Prospectus") and the accompanying letter of transmittal (the "Letter of Transmittal"), if certificates for the above-referenced 10 3/4% Senior Notes due 2008 (the "Private Notes") are not immediately available or time will not permit all required documents to reach United States Trust Company of New York (the "Exchange Agent") prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer (as defined below) or if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by hand or by telegram, facsimile transmission or mail to the Exchange Agent.


                     UNITED STATES TRUST COMPANY OF NEW YORK

  BY REGISTERED OR       BY OVERNIGHT COURIER AND     BY HAND BEFORE 4:30 P.M.:
   CERTIFIED MAIL:        BY HAND AFTER 4:30 P.M.    United States Trust Company
 United States Trust      ON THE EXPIRATION DATE:           of New York
 Company of New York        United States Trust       111 Broadway, Lower Level
    P.O. Box 844            Company of New York         Attn: Corporate Trust
 Attn: Corporate Trust   770 Broadway, 13th Floor              Services
      Services           New York, New York 10003      New York, New York 10006
   Cooper Station          Attn: Corporate Trust
 New York, New York            Services
     10276-0844


                           BY FACSIMILE TRANSMISSION:
                                  212-780-0592
                        (For Eligible Institutions Only)


                              Confirm by Telephone:
                                  800-548-6565

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
 FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A
   NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of

Transmittal.



 Ladies and Gentlemen:

          The undersigned hereby tenders to the Company upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Private Notes set forth below, pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal under the section entitled "The Exchange Offer-Guaranteed Delivery Procedures."

          The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the Private Notes. The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Trustee as evidence of the undersigned's tender of the Privates Notes.

          All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Signature(s) ____________________          Address ____________________________

_________________________________          ____________________________________

Name(s)__________________________          Area Code and Tel. No.(s)___________

_________________________________          If Private Notes will be delivered by
Please Type or Print                       book-entry transfer, check box and
                                           provide account number.

Certificate Nos.                           |_| The Depository Trust Company
(if available)___________________          Account Number:_____________________

Principal Amount of Private Notes
Represented by Certificate(s)_______________________

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise and "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof) with any required signature guarantees, together with the Private Notes tendered hereby in proper form for transfer (or timely confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at the Depository Trust Company and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

          The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to the undersigned.


---------------------------------          ------------------------------------
          Name of Firm                              Authorized Signature

---------------------------------          ------------------------------------
            Address                                         Title

---------------------------------
            Zip Code                       Please Type or Print

Area Code and Tel. No. __________          Dated ______________________________